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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 19, 2001




                            MOHAWK INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)



    Delaware                        01-19826                     52-1604305
-------------------             ----------------                 ----------
 (State or other                (Commission File               (IRS Employer
 Jurisdiction of                     Number)                 Identification No.)
 Incorporation)



              160 South Industrial Blvd., Calhoun, Georgia 30701
         -------------------------------------------------------------
         (Address, including zip code, of principal executive offices)




                                (706) 629-7721
             ----------------------------------------------------
             (Registrant's telephone number, including area code)
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 Item 5.  Other Events.
          ------------

          On November 19, 2001, Mohawk Industries, Inc. ("Mohawk") and Dal-Tile International Inc. ("Dal-Tile") announced that they had entered into a definitive merger agreement pursuant to which Mohawk will acquire Dal-Tile (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, stockholders of Dal-Tile will receive for each share of Dal-Tile common stock $11.00 in cash plus a fraction of a share of Mohawk common stock based upon an exchange ratio that is subject to limited adjustment and is initially established at .2414 of a share of Mohawk common stock. The exchange ratio remains constant at .2414 to the extent the "average closing price" of Mohawk common stock for the 20 trading days prior to the third trading day before the closing of the merger is greater than or equal to $41.00 per share or less than or equal to $50.12. The exchange ratio adjusts if the average closing price of Mohawk common stock is greater than or equal to $36.45 and less than $41.00 or if the average closing price is greater than $50.12 and less than or equal to $54.67 as follows: (i) if the average closing price of Mohawk common stock is greater than or equal to $36.45 and less than $41.00, Dal-Tile common stock will be exchanged for Mohawk common stock at a ratio equal to $9.90 divided by the average closing price; (ii) if the average closing price of Mohawk common stock is greater than $50.12 and less than or equal to $54.67, Dal-Tile common stock will be exchanged at a ratio equal to $12.10
          divided by the average closing price.   The exchange ratio is fixed at
          .2716 if the average closing price of Mohawk common stock is less than $36.45 and at .2213 if the average closing price is greater than $54.67.

          The proposed merger is subject to approval by the stockholders of both companies. In connection with the Merger Agreement, Aladdin Partners, L.P., holder of 9,900,000 shares, or approximately 18.8%, of Mohawk common stock, has entered into a voting agreement to vote Mohawk shares held by it in favor of the proposed merger transaction. Additionally, Jacques R. Sardas, Chairman and Chief Executive Officer of Dal-Tile, three other officers and the remaining four directors of Dal-Tile have entered into agreements to vote shares of Dal-Tile held by them in favor of the proposed merger transaction. These parties collectively hold approximately 1.49% of Dal-Tile's outstanding common stock and options to purchase an additional 8,562,000 shares of Dal-Tile common stock.

          The proposed merger is intended to qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code. Closing of the proposed merger is subject to clearance or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Mexican Federal Economic Competition Law, and the satisfaction of other customary closing conditions.

          The foregoing summary is qualified in its entirety by reference to the Merger Agreement, the press release announcing the proposed merger and the voting agreements, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

          C. Exhibits

          2.1 Agreement and Plan of Merger, dated November 19, 2001, among Mohawk Industries, Inc. Maverick Merger Sub, Inc. and Dal-Tile International Inc. (Incorporated herein by reference to Current Report on Form 8-K of Dal-Tile International Inc. dated November 19, 2001)

          2.2 Form of Voting Agreement executed on November 19, 2001 by Mohawk Industries, Inc. and the officers and directors of Dal-Tile. (Incorporated herein by reference to Current Report on Form 8-K of Dal-Tile International Inc. dated November 19, 2001)
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          2.3  Voting Agreement, dated November 19, 2001, by and between Dal-
               Tile International Inc. and Aladdin Partners, L.P. (Incorporated herein by reference to Current Report on Form 8-K of Dal-Tile International Inc. dated November 19, 2001)

          99.1 Press Release dated November 19, 2001. (Incorporated herein by reference to Current Report on Form 8-K of Dal-Tile International Inc. dated November 19, 2001)

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Mohawk Industries, Inc.



     Date: November 19, 2001               By: /s/ Frank H. Boykin
                                               -------------------
                                               Frank H. Boykin
                                               VP & Corporate Controller
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                               INDEX TO EXHIBITS
                               -----------------

  Exhibit
  -------

     2.1 Agreement and Plan of Merger, dated November 19, 2001, among Mohawk Industries, Inc. Maverick Merger Sub and Dal-Tile International Inc. (Incorporated herein by reference to Current Report on Form 8-K of Dal-Tile International Inc. dated November 19, 2001)

     2.2 Form of Voting Agreement executed on November 19, 2001 by Mohawk Industries, Inc. and the officers and directors of Dal-Tile. (Incorporated herein by reference to Current Report on Form 8-K of Dal-Tile International Inc. dated November 19, 2001)

     2.3 Voting Agreement, dated November 19, 2001, by and between Dal-Tile International Inc. and Aladdin Partners, L.P. (Incorporated herein by reference to Current Report on Form 8-K of Dal-Tile International Inc. dated November 19, 2001)

    99.1 Press Release dated November 19, 2001. (Incorporated herein by reference to Current Report on Form 8-K of Dal-Tile International Inc. dated November 19, 2001)